Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Bravo! Foods International Corp.
(Formerly China Premium Food Corporation)
11300 US highway 1, Suite 202
North Palm Beach. FL  33408

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 27, 2002, relating to the financial statements of Bravo! Foods International Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                                       BDO SEIDMAN, LLP

Los Angeles, California
September 26, 2002